                                  ARMCO INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
(Dollars and shares in millions,        Three Months Ended   Nine Months Ended
except per share amounts)                  September 30,       September 30,
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                                         1997      1996        1997      1996
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
PRIMARY
Income from continuing operations      $ 29.7    $  9.9      $ 59.3    $ 12.8
Preferred stock dividends                (4.5)     (4.5)      (13.4)    (13.4)
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Income from continuing operations
  applicable to common stock             25.2       5.4        45.9      (0.6)
Income from discontinued operations       -         6.5         1.3       6.5
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Income before extraordinary loss
  applicable to common stock             25.2      11.9        47.2       5.9
Extraordinary loss on retirement
  of debt                                (3.0)      -          (3.0)      -
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Net income applicable to common stock  $ 22.2    $ 11.9      $ 44.2    $  5.9
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Weighted average number of
  common shares                         107.0     106.6       106.9     106.5
Weighted average number of common
  equivalent shares                       0.1       -           0.1       -
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Weighted average common shares
  outstanding as adjusted               107.1     106.6       107.0     106.5
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Income per common share from
  continuing operations                $ 0.24    $ 0.05      $ 0.43    $ 0.00
Income per common share from
  discontinued operations                 -        0.06        0.01      0.06
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Income per common share before
  extraordinary loss                     0.24      0.11        0.44      0.06
Extraordinary loss on retirement
  of debt                               (0.03)      -         (0.03)      -
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Net income per common share            $ 0.21    $ 0.11      $ 0.41    $ 0.06
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FULLY DILUTED*
Income from continuing operations      $ 29.7    $  9.9      $ 59.3    $ 12.8
Preferred stock dividends                 -         -           -         -
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Income from continuing operations
  applicable to common stock             29.7       9.9        59.3      12.8
Income from discontinued operations       -         6.5         1.3       6.5
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Income before extraordinary loss
  applicable to common stock             29.7      16.4        60.6      19.3
Extraordinary loss on retirement
  of debt                                (3.0)      -          (3.0)      -
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Net income applicable to common stock  $ 26.7    $ 16.4      $ 57.6    $ 19.3
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Weighted average number of
  common shares                         107.0     106.6       106.9     106.5
Weighted average number of common
  equivalent shares                       0.1       -           0.1       -
Weighted average number of preferred
  shares on an "if converted" basis      22.7      22.7        22.7      22.7
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Average common shares outstanding
  as adjusted                           129.8     129.3       129.7     129.2
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Income per common share from
  continuing operations                $ 0.23    $ 0.08      $ 0.46    $ 0.10
Income per common share from
  discontinued operations                 -        0.05        0.01      0.05
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Income per common share before
  extraordinary loss                     0.23      0.13        0.47      0.15
Extraordinary loss on retirement
  of debt                               (0.02)      -         (0.02)      -
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Net income per common share            $ 0.21    $ 0.13      $ 0.45    $ 0.15
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Shares of stock outstanding at September 30,
  Common                                                      107.1     106.6
  Preferred - $2.10 Class A                                     1.7       1.7
  Preferred - $3.625 Class A                                    2.7       2.7
  Preferred - $4.50 Class B                                     1.0       1.0

*  Calculation of fully diluted income per share is submitted in accordance with
Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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